EXHIBIT 4.5

[Conformed Copy]

SCHEDULE OF POLICIES AND PAYMENTS

Paid-Loss Payments Plan

Effective from June 30, 2001 to June 30, 2002

Annexed to the PAYMENT AGREEMENT

Effective on June 30, 2001

by and between us,

National Union Fire Insurance Company of Pittsburgh, Pa.

on behalf of itself and all its affiliates including but not limited to

American Home Assurance Company

The Insurance Company of the State of Pennsylvania

National Union Fire Insurance Company of Pittsburgh, Pa.

Commerce and Industry Insurance Company

Birmingham Fire Insurance Company

Illinois National Insurance Company

American International South Insurance Company

AIU Insurance Company

and you, our Client

ONESOURCE HOLDINGS, INC.

on behalf of yourself and all your subsidiaries or affiliates except those listed below:

(None)

For our use only: Contract Number 168509

Your Address:	OneSource Holdings, Inc.
Street	1600 Parkwood Circle, Suite 400
City Atlanta	State: GA Zip: 30339	Telephone (770) 308-2250

Your Representative	William Durrett
Firm	Marsh USA, Inc.
Street	3475 Piedmont Road, Suite 1200
City Atlanta	State: GA Zip 30305	Telephone (404) 995-3000

Our Account Executive	Phil Stafford
American International Group
Street	1200 Abernathy Road NE, Building 600, 8th Floor
City Atlanta	State: GA Zip: 30328	Telephone (770) 671-2252

Our Law Representative	Virginia Doty
American International Group
Street	175 Water Street, 18th Floor
City: New York	State: NY Zip: 10038	Telephone (212) 458-7015

Remit Payments to:	American International Group
Street	PO Box 10472
City: Newark	State: NJ Zip: 07193-0472

Remit Collateral to:	Art Stillwell
American International Group
Street	PO Box 923, Wall Street Station
City New York	State: NY Zip 10268

A.	POLICIES and OTHER AGREEMENTS

Workers’ Compensation and Employers Liability Insurance
RMWC 527-70-45	RMWC 527-70–47	RMWC 527-70–49
RMWC 527-70-46	RMWC 527-70–48

Commercial General Liability Insurance
RMGL 612-47-08
Automobile Liability Insurance
RMCA 534-86-35	RMCA 534-86–36	RMCA 534-86–37	RMCA 534-86–38
Other Insurance
CGL 05-061926	Auto 148-080178
Puerto Rico	Puerto Rico
Other Agreements (describe)
$500,000 Loss Limit applies to Puerto Rico coverages

B.	PAYMENT PLAN:

1.	CASH DEPOSIT, INSTALLMENTS AND ESTIMATED DEFERRED AMOUNTS

Payment No.	Due Date	Provision for Expenses and Excess Losses[1]		Special Taxes and Surcharges	Annual Credit Fee	Provision for Limited Losses[2]	Your Estimated Payment Obligation
Deposit	06/30/2001		$4,470,936	$507,278	$25,000	$0.00	$5,003,214

	Subtotals	$	,,	$0.00	$0.00	$0.00	$5,003.214
	DLP*		$0.00	$0.00	$0.00	$29,656,579	$29,656,579
	DEP*		$0.00	$0.00	$0.00	$0.00	$0.00

	Totals		$4,470,936	$507,278	$25,000	$29,656,579	$34,659.793

DLP means “Deferred Loss Provision”. This is the estimated amount you must pay us as “Regular Loss Payments” and “Sizeable Loss Payments” described below.

DEP means “Deferred Expense Provision”. This is an estimated amount that you must pay us as follows:

Notes:

1.	“Provision for Expenses and Excess Losses” is part of the Premium
2.	“Provision for Limited Losses” includes provision for Loss within your Retention (both Deductible and Loss Limit) and your share of ALAE. Any “Deposit” in this column is the Claims Payment Deposit. Refer to definitions in the Payment Agreement.

2.	Adjustments

The sums shown above are only estimated amounts. If Your Payment Obligation changes under the terms of the Policies, we will promptly notify you as such changes become known to us. All additional or return amounts relating thereto shall be payable in accordance with the terms of the Payment Agreement.

3.	Additional Payments

On a Monthly basis, we will report to you the amounts of Loss and ALAE that we have paid under the Policies. You must subsequently pay us as described below.

Regular Loss Payments: Regular Loss Payments apply in addition to the amounts shown with Due Dates in Section B above.

We will bill you or withdraw funds from the Automatic Withdrawal Account (whichever Billing Method applies as shown below) at the periodic intervals stated above for the amounts of Loss within your Retention and your share of ALAE that we have paid under the Policies, less all amounts you will have paid us to date as such Regular Loss Payments and the Sizeable Loss Payments described below.

Sizeable Loss Payments: If we must may payment for any Loss within your Retention and your share of ALAE arising out of a single accident, occurrence, offense, claim or suit that in combination exceeds the Sizeable Loss Payment Amount of $250,000, you must pay us the amount of that payment of Loss within 10 days after you receive our bill.

Billing Method:

•	Billing to

•	You at your address shown in the Schedule, or

•	Your Representative at its address shown in the Schedule; or

•	Automatic Withdrawal from the account described below.

If Automatic Withdrawal Account applies:                    Minimum Amount: $0

Name of Depository Institution:

Address:

Account Number:

4.	Conversion

The Conversion Date for each policy described in Section A above shall be the date 66 months after the inception of such policy.

On or shortly after the Conversion Date upon the presentation of our invoice, you must pay in cash the entire unpaid amount of Your Payment Obligation for such policies.

C.	SECURITY PLAN

1.	Collateral

Collateral on Hand (by Type)	Amount of Collateral
Letter of Credit	$33,286,000
Surety Bond	$36,500,000
Escrow Fund	$50,000

Total Collateral on Hand	$69,836,000

Additional Collateral Required (by Type)	Amount of Collateral	Due Date
Step-up LOC 1st Installment	$4,200,000	06/30/2001
Step-up LOC 2nd Installment	$4,200,000	09/30/2001
Step-up LOC 3rd Installment	$4,200,000	12/30/2001
Step-up LOC 4th Installment	$4,200,000	03/30/2002

Total Additional Collateral Required	$16,800,000

Total Collateral Required	$86,636,000

2.	Financial Covenants, Tests, or Minimum Credit Ratings

We may require additional collateral from you in the event of the following:

a.	Credit Trigger:

i.	If the credit rating of the entity named below and for the type of debt described below, promulgated by Standard & Poor’s Corporation (“S&P”) or by Moody’s Investors Services, Inc. (“Moody’s”), drops below the grade shown respectively under S&P or Moody’s, or

ii.	If S&P or Moody’s withdraws any such rating.

We may require and you must deliver such additional collateral according to the Payment Agreement up to an amount such that our unsecured exposure will not exceed the amount shown as the Maximum Unsecured Exposure next to such rating in the grid below.

“Unsecured exposure” is the difference between the total unpaid amount of Your Payment Obligation (including any similar obligation incurred before the inception of the Payment Agreement and including any portion of Your Payment Obligation that has been deferred and is not yet due) and the total amount of your collateral that we hold.

Name of Entity:	Type of Debt Rated:

Ratings at Effective Date

S&P	Moody’s	Unsecured Exposure at Effective Date
N/A	N/A	$22,264,562

Potential Future Ratings

S&P	Moody’s	Maximum Unsecured Exposure
AA-	Aa3	N/A
A-	A3	N/A
BBB	Baa2	N/A
BB	Ba2	N/A

b.	Other Financial Tests or Covenants below:

1.	Agreement and Parental Guarantee from Carlisle Holdings Limited dated June 30, 2001 in the amount of $22,600,000.00

2.	Ownership clause requires Carlisle Holdings Limited to maintain at least 80% ownership in OneSource.

3.	Adjustment of Credit Fee

If the amount of unsecured exposure is changed because of your delivery of additional collateral to us due to the requirements of Item 2 above, the Credit Fee shall be adjusted on a pro-rata basis from the date of such delivery.

SIGNATURES

IN WITNESS WHEREOF, you and we have caused this “Schedule” to be executed by the duly authorized representatives of each.

For us: National Union Fire Insurance Company of Pittsburgh, Pa, on behalf of itself and all its affiliates	For you: OneSource Holdings, Inc.
this 20th day of August 2001	this 1st day of November 2001
Signed by: /s/ STEPHEN H. COTNOIR	Signed by: /s/ STEVE LEVINE
Typed Name: Stephen H. Cotnoir	Typed Name: Steve Levine
Title: Attorney In Fact	Title: V.P. and Secretary